UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

IVERIC bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36080	20-8185347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 474-6455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ISEE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 30, 2022, IVERIC bio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc. and Cowen and Company, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 13,350,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Under the terms of the Underwriting Agreement, the Underwriters subsequently exercised an option to purchase an additional 2,002,500 shares of Common Stock (the “Optional Shares” and, together with the Firm Shares, the “Shares”). The closing of the offering and sale of the Shares to the Underwriters is expected to take place on or about December 5, 2022, subject to the satisfaction of customary closing conditions. All of the Shares will be sold by the Company. The offering price of the Shares to the public is $22.50 per share. The Underwriters will purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $21.15 per share. The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $324.3 million. The Shares will be issued pursuant to an automatically effective shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2021 (File No. 333-260406).

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is herein incorporated by reference.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated by reference only to provide investors with information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01. Other Events.

The Company issued a press release announcing the pricing of the offering on November 30, 2022, which press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

As of September 30, 2022, the Company had cash, cash equivalents and available-for-sale securities of $320.5 million, inclusive of the $50.0 million the Company borrowed in July 2022 under the Loan and Security Agreement with Hercules Capital, Inc. (“Hercules”) and Silicon Valley Bank (“SVB”), providing for term loans in an aggregate principal amount of up to $250.0 million under multiple tranches (the “2022 Term Loan Facility”). The Company believes it has achieved the first performance milestone under the 2022 Term Loan Facility and plans to borrow the full $50.0 million tranche available as a result during the fourth quarter of 2022. If the Company achieves the second performance milestone under the 2022 Term Loan Facility, which is based on the Company’s submission of a new drug application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for avacincaptad pegol in Geographic Atrophy (“GA”) and FDA acceptance of such NDA for review, the Company plans to borrow the full $25.0 million tranche that will become available as a result during 2023.

Based upon the Company’s current operating plan, the Company estimates that the net proceeds from the offering, together with the $75.0 million it plans to borrow under the 2022 Term Loan Facility in relation to the first and second milestones, and its existing cash, cash equivalents and available-for sale-securities, will be sufficient to fund the Company’s planned capital expenditure requirements, debt service obligations and operating expenses, including those necessary for the potential commercial launch of avacincaptad pegol in GA in the United States, subject to regulatory approval, through at least mid-2024. These estimates are based on the Company’s current business plan, including the continuation of its ongoing clinical development programs for avacincaptad pegol in GA secondary to age-related macular degeneration (“AMD”) and autosomal recessive Stargardt disease (“STGD1”), including the recently initiated open-label extension study, submission of an NDA and a marketing authorization application for avacincaptad pegol in GA, continuing preparations for potential commercialization and launch of avacincaptad pegol for GA in the United States, including the hiring and associated expenses of a commercial engagement team, including sales force members, of approximately 125 individuals, payment of a $23.0 million milestone to Archemix Corp. upon regulatory approval of avacincaptad pegol in the United States for GA, pursuing DelSiTech Ltd.’s silica-based sustained release delivery technology and exploring additional sustained release delivery technologies for avacincaptad pegol, and the advancement of the Company’s IC-500 development program up to a potential investigational new drug application. These estimates do not include any additional borrowings under the 2022 Term Loan Facility beyond the $75.0 million in relation to the first and second milestones. Also excluded from these estimates are any other potential approval or sales milestones payable to Archemix Corp., any additional expenditures related to potentially studying avacincaptad pegol outside of GA or STGD1 or in patients with intermediate AMD, or resulting from the potential in-licensing or acquisition of additional product candidates or technologies, or any associated development the Company may pursue. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects. See the “Risk Factors” section of the reports the Company files with the SEC for a discussion of the risks affecting the Company’s business that could have an adverse effect on its available capital resources.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including statements regarding the offering, the sufficiency of the Company’s cash resources and the Company's expectations regarding future borrowings under its Loan and Security Agreement with Hercules Capital, Inc. and Silicon Valley Bank, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the potential completion of the offering, satisfaction of customary closing conditions related to the offering, those related to the actual and expected effects of the COVID-19 pandemic, other macro-economic events and related response measures on the Company’s business and operations, the timing, costs, conduct and outcome of the Company’s ongoing and planned research and preclinical development activities and clinical trials, the Company’s ability to establish and maintain capabilities and capacity for the manufacture of its product candidates, the Company’s competitive position, the Company’s expectations regarding the market dynamics for treatments for GA and other commercial matters, the Company’s personnel and human capital resources, need for, and ability to obtain, additional financing, plans and ability to consummate business development transactions, whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital requirements on its expected timelines, and other factors discussed in the “Risk Factors” section contained in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 30, 2022, by and among IVERIC bio, Inc. and Morgan Stanley & Co. LLC, BofA Securities, Inc. and Cowen and Company, LLC, as representatives of the underwriters named therein
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
99.1	Press Release dated November 30, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2022	IVERIC bio, INC.

	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer